Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

for 339 JUSTABOUT LAND CO., LLC

This Membership Interest Purchase Agreement (this “Agreement”) is made effective as of August 6, 2025, by and between Shepherd’s Finance, LLC, a Delaware limited liability company (the “Seller”), and Mark L. Hoskins and Barrett Hoskins, individuals residing in the Commonwealth of Pennsylvania (collectively, the “Buyers”).

RECITALS

WHEREAS, 339 Justabout Land Co., LLC (the “Company”) is a Pennsylvania limited liability company;

WHEREAS, Seller is the sole member and owner of one hundred percent (100%) of the membership interests in the Company (the “Interests”);

WHEREAS, Buyers previously sold the Interests to Seller pursuant to a Membership Interest Purchase Agreement dated February 15, 2024;

WHEREAS, Buyers desire to repurchase and Seller desires to sell all of Seller’s Interests in the Company for a total estimated purchase price of Ten Million Three Hundred Sixty-Six Thousand Eight Hundred Sixty-Eight Dollars and Seventy-Six Cents ($10,366,868.76), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I. SALE AND PURCHASE

1.01 Sale of Interests. Seller agrees to sell, assign, and transfer to Buyers, and Buyers agree to purchase from Seller, the Interests, free and clear of all liens, claims, and encumbrances.

1.02 Purchase Price. The aggregate estimated purchase price for the Interests shall be Ten Million Three Hundred Sixty-Six Thousand Eight Hundred Sixty-Eight Dollars and Seventy-Six Cents ($10,366,868.76), (the “Purchase Price”), payable at Closing in immediately available funds, allocated as mutually agreed upon between the Buyers. A breakdown of the Purchase Price is attached hereto as Exhibit A.

1.03 Assumption of Liabilities. From and after the Closing, Buyers shall be solely responsible for, and agree to assume and pay, any and all liabilities and obligations of the Company, including but not limited to any unpaid invoices or amounts due to third parties, regardless of the date on which such obligations were incurred. Seller shall have no further responsibility for such obligations after Closing.

ARTICLE II. CLOSING

2.01 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before August 6, 2025 (the “Closing Date”), or at such other time and place as the parties may agree.

2.02 Deliverables at Closing.

●	(a) Seller shall deliver an assignment of all Interests to Buyers.

●	(b) Buyers shall pay the Purchase Price to Seller.

●	(c) All parties shall execute and deliver such additional instruments and documents as may be reasonably necessary to effectuate the transactions contemplated hereby.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.01 By Seller. Seller represents and warrants that:

●	(a) It is the sole legal and beneficial owner of 100% of the Interests, free of liens and encumbrances;

●	(b) The Interests are validly issued, fully paid, and non-assessable;

●	(c) It has full power and authority to execute and deliver this Agreement;

●	(d) This Agreement constitutes a legal and binding obligation, enforceable in accordance with its terms.

3.02 By Buyers. Each Buyer represents and warrants that:

●	(a) They are acquiring the Interests for their own account and not with a view toward resale;

●	(b) They have the capacity and authority to execute and perform this Agreement;

●	(c) This Agreement constitutes a legal and binding obligation, enforceable in accordance with its terms.

ARTICLE IV. MISCELLANEOUS

4.01 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

4.02 Amendments. This Agreement may not be amended except by written instrument signed by all parties.

4.03 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

4.04 Dispute Resolution. Any dispute arising under this Agreement shall be resolved first by mediation under the American Arbitration Association’s rules, and if unresolved, by action in the Court of Common Pleas of Washington County, PA or the U.S. District Court for the Western District of Pennsylvania.

4.05 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SELLER:

SHEPHERD’S FINANCE, LLC		WITNESS:

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Chief Executive Officer

BUYERS:

/s/ Mark L. Hoskins	WITNESS:

Mark L. Hoskins

/s/ Barrett Hoskins	WITNESS:

Barrett Hoskins

Exhibit A: Purchase Price Allocation